SPECIAL RESOLUTION JOINT ACTIONS TAKEN BY THE SHAREHOLDERS AND BOARD OF DIRECTORS OF DIGITAL YEARBOOK INC.

This Special Resolution describe certain joint actions taken by the Shareholders and the Board of Directors of Digital Yearbook Inc., a Nevada business corporation, at a special meeting thereof and pursuant to laws of the State of Nevada relating to Corporations.

The Shareholders and Directors acknowledge that it is necessary or desirable to take various actions in connection with the Corporation. Therefore, the undersigned Shareholders and Directors, being all of the Shareholders entitled to vote on these matters, all the members of the Board of Directors of the corporation, do hereby waive (i) notice of the time, place and purpose of, (ii) call of, and (iii) the necessity of Shareholders' and Board of Directors' meetings thereof and unanimously and severally and collectively adopt the following Acts and Resolutions as being the joint actions of the Shareholders and Board of Directors, as if in a meeting duly assembled:

Election of Directors:

RESOLVED, that each of the following persons are hereby elected to serve as a member of the Board of Directors of Digital Yearbook Inc., and to hold said position until the next annual meeting of the Board of Directors or until the earlier of their resignation or removal, or until their respective successors shall be duly elected and qualified:

Name	Address
Rodney Brewer	Box 644 Cotton Tree, Queensland 4558, Australia.

Election of Officers:

RESOLVED, that the following persons are hereby elected to serve as an officer of the Corporation, to hold the office or offices set forth opposite their respective names until the first annual meeting of the Board of Directors, until their earlier resignation or removal, or until their successors are duly elected and qualified:

Office	Name
President	Rodney Brewer
Director	Rodney Brewer

Ratification of Former Actions:

RESOLVED, that the actions of the Officers and Directors of the Corporation for the year 2008 are hereby ratified and approved.

Other Business:

Once this Resolution has been passed, Ruth Navon and David Ohad will tender their resignations.

THE UNDERSIGNED SHAREHOLDERS AND DIRECTORS. BEING ALL THE SHAREHOLDERS ENTITLED TO VOTE ON THE MATTERS DESCRIBED ABOVE AND ALL AND THE ENTIRE MEMBERSHIP OF THE BOARD OF DIRECTORS OF DIGITAL YEARBOOK INC., DO HEREBY CONSENT TO THE FOREGOING RESOLUTIONS AS BEING THE JOINT ACTIONS OF THE SHAREHOLDERS AND DIRECTORS OF SUCH CORPORATION TO BE EFFECTIVE AS OF AUGUST 15TH 2008, LAS VEGAS, NEVADA.

Shareholder and Director	/s/ Ruth Navon
RUTH NAVON

Shareholder and Director	/s/ Ohad David
OHAD DAVID